UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2010
Date of Report (Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-33894	98-0459178
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Unit 1 – 15782 Marine Drive
White Rock, British Columbia, Canada	V4B 1E6
(Address of principal executive offices)	(Zip Code)

(604) 536-2711
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General and Special Meeting of Shareholders

On May 4, 2010, Midway Gold Corp. held its annual general and special meeting of shareholders at 10:00 a.m. (Vancouver time) at the offices of Stikeman Elliott, Suite 1700 Park Place, 666 Burrard Street, Vancouver, BC, Canada V6C 2X8. Shareholders representing 48,793,674 shares or 63.08% of the shares authorized to vote (77,354,997) were present in person or by proxy, representing a quorum for the purposes of the annual general and special meeting.  The shareholders approved the following:

Proposal #1 – Number of Directors Set the number of directors at 5	For	Against	Withheld	Spoiled	Non Vote
	48,022,417	771,257	0	0	0
Proposal #2 – Election of Directors
The election of the Nominees to the Company’s Board to serve until the Company’s 2011 Annual Meeting of Shareholders or until successors are duly elected and qualified:
	For	Against	Withheld	Spoiled	Non Vote
Alan D. Branham	37,370,854	0	897,058	0	10,525,762

George T. Hawes	37,593,573	0	674,339	0	10,525,762

Daniel E. Wolfus	23,203,258	0	15,064,654	0	10,525,762

Frank Yu	37,579,949	0	687,963	0	10,525,762

Roger Newell	38,108,997	0	158,915	0	10,525,762
Proposal #3 – Appointment of Auditors To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2010 fiscal year	For	Against	Withheld	Spoiled	Non Vote
	48,074,708	0	718,264	700	2
Proposal #4 – Renew Stock Option Plan To approve the renewal of the Company’s Stock Option Plan	For	Against	Withheld	Spoiled	Non Vote
	36,340,890	1,927,022	0	0	10,525,762

All Nominees for election to the Company’s Board were elected to the Board and will serve until the Company’s 2011 annual meeting of shareholders or until successors are duly elected and qualified.  All matters brought before the annual general and special meeting were approved by the shareholders.  Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: May 10, 2010	By:	/s/ “Doris Meyer”
Doris Meyer Chief Financial Officer and Corporate Secretary